                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JANUARY 2, 1996



                    LABORATORY SPECIALISTS OF AMERICA, INC.
            (Exact name of registrant as specified in its charter)



       OKLAHOMA                         0-24988               73-145065
(State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
    of incorporation)                                     Identification No.)


       1101-A SOVEREIGN ROW
     OKLAHOMA CITY, OKLAHOMA                            74108-1827
(Address of principal executive offices)                (Zip Code)



      Registrant's telephone number, including area code:  (405) 949-1722

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On January 2, 1996, Laboratory Specialists of America, Inc. (the "Company") acquired all of the issued and outstanding capital stock (the "NPLI Stock") of National Psychopharmacology Laboratory, Inc., a Tennessee corporation ("NPLI"), and purchased goodwill (the "NPLI Goodwill"), pursuant to a Stock Purchase Agreement dated January 1, 1996 (the "Purchase Agreement"), and NPLI became a wholly-owned subsidiary of the Company. The NPLI Acquisition was accounted for under the purchase method of accounting. NPLI is engaged in the providing of two lines of product services, forensic drug testing (urine drug screening with chain of custody) and clinical testing and analysis.

     Pursuant to the Purchase Agreement, (i) the Company agreed to pay $1,513,000 for the NPLI Stock (the "NPLI Stock Purchase Price") of which $800,000 was paid at closing to the shareholders of NPLI (the "NPLI Shareholders"), two unsecured promissory notes (the "Promissory Notes"), in the aggregate principal amount of $638,000, were issued and delivered to the NPLI Shareholders, and NPLI conveyed to the NPLI Shareholders (pursuant to a certain Bill of Sale and Assignment of Leases) an office building and NPLI's leasehold interest in the real property on which the office building is located and affixed at an agreed market value of $75,000, and (ii) the Company agreed to pay $140,000 for the NPLI Goodwill payable in 24 monthly installments commencing on February 1, 1996.

     The aggregate principal amount of the Promissory Notes is subject to adjustment (increase or decrease) in the event (i) stockholders' equity of NPLI (determined in accordance with generally accepted accounting principles as of September 30, 1995, increases or decreases as reflected on the balance sheet of NPLI as of December 31, 1995, (the "Net Worth Adjustment") and/or (ii) revenues from forensic testing (employee urine drug screens that have a chain of custody) ("Testing Revenues") are greater or less than $1,700,000 during the 12 months ending on January 2, 1997, determined in accordance with generally accepted accounting principles (the "Testing Revenues Adjustment"). In the event the aggregate principal amount of the Promissory Notes is decreased as a result of the Testing Revenues Adjustment, on the date of such adjustment, the Company will be required to issue and deliver to the NPLI Shareholders, such number of shares of common stock, $.001 par value per share, of the Company ("Contingent Shares") that have, in the aggregate, a value equal to the Testing Revenues Adjustment. For purposes of determining the number of Contingent Shares, the value of each Contingent Share to be issued and delivered will be equal to average bid and asked prices for the 30 trading days ending on January 2, 1997, of the Company's common stock. The Promissory Notes require payment of interest only during the initial six months and interest and principal during the remaining 30 months of their terms. The Promissory Notes bear interest at the rate of seven percent per annum on their outstanding principal amounts and require quarterly payments of interest ($5,582.50 during each of the initial two quarters), and principal and interest ($35,050.23 during each of the subsequent 10 quarters) with the final quarterly installment becoming due and payable on January 2, 1999. Effective January 2, 1996, the aggregate principal amount of the Promissory Notes was reduced to $510,000 in accordance with the Net Worth Adjustment.

     Furthermore, pursuant to the Purchase Agreement, (i) the Company paid certain NPLI shareholder loans in the aggregate amount of $275,000, (ii) entered into a certain First Amendment of Lease Agreement with DJ Associates, a general partnership of which the NPLI Shareholders are the general partners, and pursuant to which the Company and NPLI leased certain office and laboratory facilities for a term of six months and agreed to pay monthly rent of $3,000, and (iii) entered into a certain Registration Rights Agreement with each of the NPLI Shareholders, pursuant to which the Company, at its expense, agreed to include the Contingent Shares, if issued and delivered pursuant to the Purchase Agreement, in a registration statement filed by the Company for the registration of its common stock under the Securities Act of 1933, as amended, subject to certain conditions.

     The Company intends to consolidate and assimilate the forensic drug testing operations of NPLI with those of the Company. The Company initially continued the clinical testing and analysis operations of NPLI from its office and laboratory facility in Knoxville, Tennessee, and, in connection therewith, retained certain of the clinical personnel employed in such office and laboratory in order to maintain NPLI's market share of clinical testing services pending sale of the clinical testing and analysis operations. However, during the fourth quarter of 1996, after a number of attempts to sell the clinical operations of NPLI, the Company elected to discontinue the clinical operations and terminated the clinical personnel. The Company anticipates recording a loss of $1.6 to $2.1 million in the fourth quarter of 1996 as a result of the discontinuance of the clinical operations of NPLI.

     There is no assurance that the Company will be able to maintain the market share of NPLI's forensic drug testing operations. All forensic drug testing operations formerly conducted and performed by NPLI at its laboratory facilities in Knoxville, Tennessee, have been conducted and performed at the laboratory facilities of Laboratory Specialists, Inc. in Belle Chasse, Louisiana. It is currently anticipated by management of the Company that the laboratory facilities and the capacity thereof will be adequate to conduct and perform the increased forensic drug testing volume acquired by the Company from NPLI.

     In connection with the purchase of the NPLI Stock, because of the nature of the assets of NPLI, it is anticipated that the Company, on a consolidated financial reporting basis, will be required to record substantially all of the purchase price of the NPLI Stock attributable to the forensic drug testing operations of NPLI as goodwill and customer list (intangible assets) which will be amortized on a straight-line basis over 20 and 15 years, respectively, or the estimated period that the Company will be benefited by the purchase of NPLI and its assets, whichever is the shorter period. The carrying value and recoverability of such intangible assets will be periodically reviewed by management of the Company. If the facts and circumstances suggest that such intangible assets may be impaired, the carrying value of such assets will be adjusted which will result in an immediate charge against income during the period of adjustment an/or the length of the remaining amortization period may be shortened which will result in an increase in the amount of amortization during the period of adjustment and each period thereafter until fully amortized. Once adjusted, there can be no assurance that there will not be further adjustments for impairment and recoverability in future periods of such intangible assets. Of the various factors to be considered by management of the Company in determining impairment of such intangible assets, the most significant will be (i) the loss of all or a portion of the customer base of NPLI, (ii) losses from operations, (iii) developments within the drug and clinical testing industry, including the Company's inability to maintain NPLI market share, development of forensic and clinical testing technologies, imposition of additional regulatory and certification requirements, and (iv) loss or suspension for an extended period of laboratory certification, especially by the Substance Abuse and Mental Health Services Administration. In the event management of the Company determines that such intangible assets have become impaired, the adjustments for impairment and recoverability may occur during a period of operations in which the Company has sustained losses or has only marginal profitability from operations, and the impairment and/or increased amortization amount will either increase such losses from operations or reduce profitability.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS AND EXHIBITS.

     The audited financial statements of NPLI appear at pages F-1 through F-11 and the unaudited financial statements of NPLI appear at pages F-12 through F-15.

     (b)  PRO FORMA FINANCIAL INFORMATION.

     The pro forma financial statements appear at pages F-16 through F-22.

     (c) EXHIBITS.
         --------

    2.1    -Stock Purchase Agreement between Registrant, National
            Psychopharmacology Laboratory, Inc., Haroutune K. Dekirmenjian, PhD. and Kenneth O. Jobson, M.D., dated January 1, 1996.

    2.2 -Registration Rights Agreement between Registrant and Haroutune K. Dekirmenjian, PhD, dated January 2, 1996.

   2.3 -Registration Rights Agreement between Registrant and Kenneth O. Jobson, M.D., dated January 2, 1996.

   23      -Consent of Independent Accountants

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         LABORATORY SPECIALISTS OF AMERICA, INC.
                                         (Registrant)


                                         By: /s/ JOHN SIMONELLI
                                            ------------------------------------
                                             John Simonelli
                                             Chief Executive Officer

Date: April 9, 1997

                         Independent Auditors' Report
                         ----------------------------

The Board of Directors
National Psychopharmacology
 Laboratory, Inc.

We have audited the accompanying balance sheets of National Psychopharmacology Laboratory, Inc. as of June 30, 1995 and 1994, and the related statements of income (loss) and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Psychopharmacology Laboratory, Inc. at June 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as s going concern. As discussed in Note 12 to the financial statements, the Company has incurred recurring losses from operations and there are uncertainties about the Company's ability to retain current bank financing or to replace that financing. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 12. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

As discussed in Note 6 to the financial statements, the Company changed its method of accounting for income taxes in 1994 as required by provisions of Statement of Financial Accounting Standards No. 109.

                                         HG&A Associates, P.C.

August 31, 1995

                 NATIONAL PSYCHOPHARMACOLOGY LABORATORY, INC.
                                 BALANCE SHEET
                            JUNE 30, 1995 AND 1994                 (PAGE 1 OF 2)

                                                                    1995        1994
                                                                 ----------  ----------
                              ASSETS
                              ------
CURRENT ASSETS:
   Cash......................................................... $   21,793  $    6,836
   Accounts receivable, less allowance for uncollectible
      accounts of $133,000 in 1995 and $195,976 in 1994.........    842,609     860,210
   Income tax receivable........................................     19,288      30,535
   Other receivables............................................         --          95
   Supplied inventory...........................................     55,794      77,843
   Prepaid expenses.............................................     50,745      28,279
   Deferred tax asset...........................................     14,297       3,621
                                                                 ----------  ----------

               Total current assets.............................  1,004,466   1,007,419
                                                                 ----------  ----------

PROPERTY, PLANT AND EQUIPMENT,..................................  1,582,376   1,558,044
   Less accumulated depreciation................................  1,148,481   1,001,143
                                                                 ----------  ----------

                                                                    433,895     556,901
                                                                 ----------  ----------

OTHER ASSETS:
   Computer software costs -  net of accumulated amortization
       of $18,546 in 1995 and $15,484 in 1994...................      7,241       8,749
                                                                 ----------  ----------

               Total assets..................................... $1,445,602  $1,573,069
                                                                 ==========  ==========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                 NATIONAL PSYCHOPHARMACOLOGY LABORATORY, INC.
                                 BALANCE SHEET
                            JUNE 30, 1995 AND 1994                 (PAGE 2 OF 2)

                                                                1995         1994
                                                             -----------  ----------
           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------

CURRENT LIABILITIES:
    Note payable - line of credit..........................  $  379,960   $  310,784
    Current installments of long-term debt.................      91,337       92,108
    Current installments of capital lease obligations......      77,728       83,987
    Accounts payable.......................................     523,178      467,386
    Accrued expenses:
        Payroll............................................      72,373      100,761
        Vacation pay.......................................      36,446       56,003
        Interest...........................................      16,510        6,339
        Payroll and other taxes............................      19,418        8,645
        Other..............................................       6,903        8,789
                                                             ----------   ----------
            Total current liabilities......................   1,223,853    1,134,802

NOTES PAYABLE TO OFFICERS..................................     275,000       75,000

LONG-TERM DEBT -  less current installments................      81,858      172,790

CAPITAL LEASE OBLIGATIONS - less current installments......      44,733      113,187

DEFERRED TAX LIABILITY.....................................      14,297       12,764
                                                             ----------   ----------

           Total liabilities...............................   1,639,741    1,508,543
                                                             ----------   ----------

STOCKHOLDERS' EQUITY:
    Common stock - no par value; 2,000 shares authorized;
        200 shares issued and outstanding..................       8,000        8,000
    Retained earnings (deficit)............................    (202,139)      56,526
                                                             ----------   ----------

            Total stockholders' equity.....................    (194,139)      64,526
                                                             ----------   ----------

            Total liabilities and stockholders' equity.....  $1,445,602   $1,573,069
                                                             ==========   ==========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                 NATIONAL PSYCHOPHARMACOLOGY LABORATORY, INC.
               STATEMENTS OF INCOME (LOSS) AND RETAINED EARNINGS
                      YEARS ENDED JUNE 30, 1995 AND 1994

                                                                 1995         1994
                                                             -----------  -----------
FEE INCOME.................................................. $5,789,763    $6,666,311

COST OF SALES...............................................  3,921,024     4,330,648
                                                             ----------    ----------

        Gross profit........................................  1,868,739     2,335,663

GENERAL AND ADMINISTRATIVE EXPENSES.........................  2,097,819     2,449,495
                                                             ----------    ----------

        Loss from operations................................   (229,080)     (113,832)

OTHER INCOME (EXPENSE):
        Rent income.........................................     29,700        29,724
        Interest expense....................................    (87,796)      (72,788)
        Interest income.....................................        120            --
        Miscellaneous.......................................         20           393
                                                             ----------    ----------
            Loss before income taxes and change
                in accounting principle.....................   (287,036)     (156,503)
                                                             ----------    ----------

PROVISION FOR INCOME TAXES:
        Currently recoverable...............................     19,228         1,440
        Deferred tax benefit................................      9,143        21,790
                                                             ----------    ----------

                                                                 28,371        23,230
                                                             ----------    ----------

              Loss before change in accounting principle....   (258,665)     (133,273)

CHANGE IN ACCOUNTING PRINCIPLE:
    Cumulative effect to June 30, 1993, of application of
        Statement of Financial Account Standard No. 109
        "Accounting for Income taxes........................         --        38,489
                                                             ----------    ----------

               Net loss.....................................   (258,665)      (94,784)
                                                             ----------    ----------

RETAINED EARNINGS, beginning of year........................     56,526       151,310
                                                             ----------    ----------

RETAINED EARNINGS (DEFICIT), end of year.................... $ (202,139)   $   56,526
                                                             ==========    ==========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                 NATIONAL PSYCHOPHARMACOLOGY LABORATORY, INC.
                           STATEMENTS OF CASH FLOWS
                      YEARS ENDED JUNE 30, 1995 AND 1994

                                                                       1995        1994
                                                                    ----------  ----------

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES:
    Net Loss....................................................... $(258,665)  $ (94,784)
                                                                    ---------   ---------
    Adjustments to reconcile net loss to net cash provided
        (used) by operating activities:
        Depreciation and amortization..............................   150,639     158,151
        Deferred income tax benefits...............................    (9,143)    (60,279)
        Decrease (increase) in assets:
            Accounts receivables...................................    17,601     183,275
            Other receivables......................................    11,402     (30,630)
            Supplies inventory.....................................    22,049       7,301
            Prepaid expenses.......................................   (22,466)     (8,781)
        Increase (decrease) in liabilities:
            Accounts payable.......................................    55,792      (4,788)
            Accrued liabilities....................................   (28,887)    (20,950)
                                                                    ---------   ---------

                Total adjustments..................................   196,987     223,299
                                                                    ---------   ---------

                Net cash provided (used) by operating activities...   (61,678)    128,515
                                                                    ---------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of computer software...............................    (1,554)     (1,216)
    Acquisition of property and equipment..........................   (24,571)    (39,939)
                                                                    ---------   ---------

              Net cash (used) by investing activities..............   (26,125)    (41,155)
                                                                    ---------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase (decrease) in line of credit......................    69,176     (58,868)
    Proceeds from issuance of notes payable to officers............   200,000      75,000
    Principal payments on long-term debt...........................   (91,703)    (72,436)
    Principal payments on capital lease obligations................   (74,713)    (70,000)
                                                                    ---------   ---------

            Net cash provided (used) by investing activities.......   102,760    (126,304)
                                                                    ---------   ---------

NET INCREASE (DECREASE) IN CASH....................................    14,957     (38,944)

Cash at beginning of year..........................................     6,836      45,780
                                                                    ---------   ---------

Cash at end of year................................................ $  21,793   $   6,836
                                                                    =========   =========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                 NATIONAL PSYCHOPHARMACOLOGY LABORATORY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                            JUNE 30, 1995 AND 1994

1)   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     National Psychopharmacology Laboratory, Inc. was incorporated under the laws of the State of Tennessee on January 30, 1978. The Company's operations consist of performing drug and medical testing. The Company grants credit to its customers, substantially all of whom are health care providers, private industry or individuals located throughout the United States.

     Supplies Inventories

     Supplies inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     Property and Equipment

     Property and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments at the inception of the lease.

     Depreciation on building, equipment and leasehold improvements is calculated using both straight-line and accelerated methods over the estimated useful lives of the assets which range from 5 to 40 years. Equipment held under capital leases is amortized over the shorter of the lease term or estimated useful life of the asset using the straight-line method.

     Other Assets

     Included in other assets are computer software costs which are being amortized over five years using the straight-line method.

     Research and Development

     Research and development costs included in general and administrative expenses amounted to $70,919 and $72,506 in 1995 and 1994, respectively.

2)   PROPERTY PLANT AND EQUIPMENT

     Major classes of property, plant and equipment are as follows:

                                                 1995        1994
                                              ----------  ----------
    Building................................. $  196,852  $  196,852
    Leasehold improvements...................     86,602      86,602
    Booth....................................     11,734      11,734
    Automobiles..............................     36,162      36,162
    Laboratory equipment.....................    684,403     676,773
    Office furniture and equipment...........    121,027     121,027
    Computer equipment.......................    445,596     428,894
                                              ----------  ----------

                                              $1,582,376  $1,558,044
                                              ----------  ----------

    Depreciation expense was $147,577 and $155,197 in 1995 and 1994, respectively.

3)  NOTES PAYABLE

    In 1994, the Company entered into an amended and restated financing agreement with a commercial bank which allows the Company to borrow up to the lesser of 75 % of current accounts receivable or $650,000 less the outstanding balance of the term loan described in Note 4. The line of credit expires October 30, 1995, and bears interest, payable monthly, at the prime rate which was 10.5% at June 30, 1995. The line of credit is secured by the Company's accounts receivable, inventory and equipment.

    The Company has also entered into agreements with officers of the Company for $275,000, payable on demand. The notes bear interest (which accrues monthly) at rates ranging from 7.25% to 9.0%. The Company has executed a debt subordination agreement with the bank whereby notes payable to the officers are subordinate to amounts owed under the line of credit and installment note. As a result, notes payable to officers are shown as noncurrent on the accompanying balance sheets.

4)  LONG-TERM DEBT

    In 1993, the Company converted $350,000 of its outstanding line of credit balance at June 30, 1992, to a term note with the same commercial bank. Principal and interest at 6.9% are payable monthly through April, 1997. The note is secured by the Company's accounts receivable, inventory and equipment.

    Maturities of long-term debt are as follows:

        1996................................... $ 91,337
        1997...................................   81,858
                                                --------

                                                $173,195
                                                ========

5)  LEASES

    The Company is obligated under capital leases for certain machinery and equipment. The leases expire at various dates through January, 1997. The original cost of the equipment and related amortization recorded under capital leases are as follows:

                                                    1995      1994
                                                  --------  --------
    Machinery and equipment...................... $377,791  $377,791
    Less accumulated amortization................  231,954   172,675
                                                  --------  --------

                                                  $145,837  $205,116
                                                  ========  ========

    Amortization of assets held under capital leases is included with depreciation expense.

    The Company has several noncancellable operating leases for its building, office space and various equipment. The leases expire in various years through March, 1997, and require the Company to pay all executory costs such as maintenance and insurance. The Company also leases certain office space, storage space and a parcel of land under month-to-month operating leases. Rental expense for all operating leases for the years ended June 30, 1995 and 1994 consists of the following:

                                                       1995      1994
                                                     --------  --------
    Building, office and storage space ............. $200,695  $202,713
    Land............................................    3,000     3,000
    Equipment.......................................    8,396     5,297
                                                     --------  --------

                                                     $212,091  $211,010
                                                     ========  ========

    Included in rent expense are amounts paid to related parties of $200,469 and $202,593 during 1995 and 1994, respectively.

    Future minimum lease payments, by year and in the aggregate, under capital leases and noncancellable operating leases with initial or remaining terms of one year or more consist of the following at June 30, 1995:

                                                 Capital    Operating
    Year ended June 30                            Leases     Leases
    ---------------------                        --------   ---------
      1996...................................... $ 91,199    $152,095
      1997......................................   46,920      21,933
                                                 --------    --------

    Total minimum lease payments................  138,119    $174,028
                                                             ========

    Amounts representing interest...............  (15,658)
                                                 --------
    Present value of net minimum
      lease payments............................  122,461

    Less current installments...................   77,728
                                                 --------

    Long-term capital lease obligations......... $ 44,733
                                                 ========

    Interest rates on capitalized leases range from 11.3% to 14.5% and are imputed based on the lower of the Company's incremental borrowing rate at the inception of the lease or the lessor's implicit rate of return.

    The Company is the lessor of a building to a related party, under a lease agreement dated December 1 , 1989. The lease originally expired in November, 1994, and was verbally renewed for one year. Monthly rental payments are $2,475. Rental income was $29,700 in 1995 and $29,724 in 1994. The carrying value of the leased building and related improvements is as follows:

                                                             1995      1994
                                                           --------  --------
    Original cost........................................  $196,852  $196,852
    Less accumulated depreciation........................   119,310   111,496
                                                           --------  --------

                                                           $ 77,542  $ 85,356
                                                           ========  ========

6)  CHANGE IN ACCOUNTING PRINCIPLE

    In 1994, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Under this approach, deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in future years based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable plus or minus the change during the year in deferred tax assets and liabilities.

    As permitted by Statement of Financial Accounting Standards No. 109, the 1994 financial statements reflect a $38,489 cumulative effect to June 30, 1993 of application of this change in accounting principle.

7)  INCOME TAX EXPENSE

    Net deferred income tax assets and liabilities consist of the following:

                                                         1995      1994
                                                       --------  ---------
    Deferred tax asset:
       Allowance for uncollectible accounts............ $19,950  $ 21,355
       Accrued valuation...............................   4,013     4,727
       Section 481 adjustment..........................      --   (22,461)
                                                        -------  --------

                                                         23,963     3,621

       Less valuation allowance........................   9,666        --
                                                        -------  --------

                                                        $14,297  $  3,621
                                                        =======  ========

    Deferred tax liability:
       Excess tax depreciation taken for
         tax purposes.................................. $14,297  $ 26,308
       Research and development credit.................      --    (7,614)
       Minimum tax credit..............................      --    (5,930)
                                                        -------  --------

                                                        $14,297  $ 12,764
                                                        =======  ========

    Tax credit carryforwards totaling $17,186 at June 30, 1995, have been excluded from deferred taxes due to uncertainty as to when and if the tax credits will be utilized (see below).

    Total income tax expense (recoveries) differed from the amounts computed by applying the U.S. Federal income tax rates to income before income taxes as a result of the following:

                                                            1995        1994
                                                          ---------  ----------
    Computed "expected" tax expense (recovery)............$(70,123)  $ (44,286)
    Increase (reduction) in income taxes resulting from:
       Nondeductible expenses.............................   8,226      10,702
       Reduction in rates used to establish deferred
        tax assets and liabilities........................   4,672          --
       Reserves established against deferred tax assets...  24,457          --
       Other, net.........................................   4,397       6,165
       Rate differential between alternative minimum
        tax and regular tax...............................      --       4,189
                                                          --------    --------

                                                          $(28,371)   $(23,230)
                                                          ========    ========

    During 1991, the Company changed its method of accounting, for income tax purposes, from the cash basis to the accrual method giving rise to a total adjustment of $403,794 which is being recognized into income over a four-year period for federal income tax purposes according to Internal Revenue Code Sec. 481.

    The Company has an alterative minimum tax credit of $8,325 available to offset federal income taxes in future years. The minimum tax credit has no expiration date. The Company also has a research and development credit of $8,861 available to offset federal income taxes in future years as follows:

    Year of expiration
    ------------------
         2006.................................. $2,656
         2007..................................  4,808
         2008..................................  1,397
                                                ------
                                                $8,861
                                                ======

8)  RETIREMENT PLAN

    The Company has a 401(k) retirement plan through, which qualified employees may contribute up to 20% of their gross salary on a pretax basis. The Company has not provided any matching funds. Executory costs of the plan are paid by the Company.

9)  EMPLOYEE INCENTIVE PLAN

    The Company has a plan to provide incentive for certain key employees to attain certain performance levels and to promote long-term loyalty to the Company. The plan does not convey stock or equity ownership in the Company to its participants. Payment will be made to the employees upon a triggering event, defined as the voluntary transfer by sale or exchange for any ownership interest in the common stock of the Company by those individuals collectively owning one hundred percent (100%) of the common stock of the Company immediately prior to the transfer so that immediately after the transfer the said individuals collectively own less than fifty percent (50%) of the common stock of the Company.

    The employees are credited incentive compensation units, which are assigned a unit base value, at the absolute discretion of the Board of Directors. Total incentive compensation units outstanding at June 30, 1995 were 250 units with a base value per unit of $500. In the case of a triggering event, compensation due to the participating employees will be calculated by dividing the purchase price by 10,000. The resulting quotient reduced by the unit base value of $500 represents the net unit value of each incentive compensation unit. Based on the $500 assigned base value per unit, a triggering event purchase price would have to exceed $5 million before an incentive compensation unit would have any value.

10) COMMITMENTS, AND CONTINGENT LIABILITIES

    In connection with a capital lease for lab equipment, the Company is obligated to make a minimum monthly payment for service and supplies of $7,361 through January, 1997. The Company purchased $141,204 and $131,462 of supplies under this contract during 1995 and 1994, respectively. Future required payments under this contract are as follows:

            1996....................... $ 88,333
            1997.......................   51,527
                                        --------

                                        $139,859
                                        --------

    The Company is the defendant in three lawsuits. The lawsuits are covered under the Company's professional liability insurance which has a maximum limit of $5 million. Management and its outside legal counsel do not believe the Company will incur a liability in connection with the lawsuits.

11) SUPPLEMENTARY CASH FLOW INFORMATION

    Supplementary cash flow information is as follows:

                                                    1995     1994
                                                  -------  -------
    Income taxes paid                             $    --  $ 6,462
                                                  =======  =======

    Interest paid                                 $77,626  $68,844
                                                  =======  =======

12) CONTINUING OPERATIONS

    During the last two years the Company has incurred operating losses as the result of increased costs and declining revenues. Although the Company had not met certain financial ratios, the Company's lending institution extended its line of credit to January 27, 1996. If the balance of the line and term note has been reduced to $250,000, the bank will extend the notes for an additional 90 days. Should the balance not be reduced to $250,000 by January 27, 1996, the entire balance would be payable immediately. The loans are secured by the Company's accounts receivable, equipment, inventories and general intangibles. Should the loans be called or if they are not renewed in April, 1996, and the Company fails to obtain alternative financing, the Company may not have the ability to continue as a going concern.

    Management is currently negotiating to sell the Company. Management believes that cost savings from a sale of the Company to another company within its industry would allow the Company to regain profitability. It would also provide sufficient capitalization to eliminate or to secure refinancing of its debt structure. Management hopes to conclude current negotiations by December 31,1995. Should current negotiations not result in the sale of the Company, management intends to continue to seek a buyer for the Company or for certain lines of the Company.

    Subsequent to June 30, 1995, management implemented certain cost reductions involving payroll and other administrative costs. Management estimates these savings at approximately $20,000 per month. In addition, certain shareholders intend to temporarily provide funds to allow the Company to meet its required debt reduction on January 27, 1996.

                 NATIONAL PSYCHOPHARMACOLOGY LABORATORY,  INC.
                                BALANCE SHEETS
                                   UNAUDITED

                                                                 DECEMBER 31,    JUNE 30,
                                                                     1995          1995
                                                                 -------------  -----------
                           ASSETS
                           ------
CURRENT ASSETS:
  Cash and cash equivalents....................................... $   52,403   $   21,793
  Accounts receivable, net of allowances of $133,000..............    752,275      842,609
  Income tax refund receivable....................................     19,228       19,288
  Inventories.....................................................     55,794       55,794
  Deferred Taxes..................................................     14,297       14,297
  Prepaid expenses and other......................................     56,878       50,745
                                                                   ----------   ----------

    Total current assets..........................................    950,875    1,004,466
                                                                   ----------   ----------

PROPERTY, PLANT AND EQUIPMENT, net of accumulated
  depreciation of $1,196,272, at June 30, 1995 and $1,148,481
  at December 31, 1995............................................    395,867      433,895

OTHER ASSETS:
  Computer Software , net of accumulated amortization of
    $20,083 at December 31, 1995 and $18,546 at
    December 31, 1995.............................................      5,704        7,241
                                                                   ----------   ----------

    Total assets.................................................. $1,352,446   $1,445,602
                                                                   ==========   ==========

          LIABILITIES AND STOCKHOLDERS' EQUITY
          ------------------------------------
CURRENT LIABILITIES:
  Accounts payable................................................ $  636,060   $  523,178
  Accrued payroll.................................................    144,534       72,373
  Accrued expenses................................................     42,279       62,767
  Current notes payable...........................................    374,960      379,960
  Current portion of long-term debt...............................    175,692      169,065
                                                                   ----------   ----------

    Total current liabilities.....................................  1,373,525    1,223,853
                                                                   ----------   ----------

NOTES PAYABLE TO OFFICERS.........................................    275,000      275,000

LONG-TERM DEBT, net of current portion............................     41,131      126,591

DEFERRED INCOME TAXES.............................................     14,297       14,297
                                                                   ----------   ----------

        Total Liabilities.........................................  1,703,953    1,639,741
                                                                   ----------   ----------

STOCKHOLDERS' EQUITY:

  Capital Stock...................................................      8,000        8,000
  Retained earnings...............................................   (359,507)    (202,139)
                                                                   ----------   ----------

    Total stockholders' equity....................................   (351,507)    (194,139)
                                                                   ----------   ----------

    Total liabilities and stockholders' equity.................... $1,352,446   $1,445,602
                                                                   ==========   ==========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                 NATIONAL PSYCHOPHARMACOLOGY LABORATORY, INC.
                             STATEMENTS OF INCOME
                                   UNAUDITED

                                         FOR THE SIX MONTHS ENDED                 FOR THE SIX MONTHS ENDED
                                    -------------------------------------       -----------------------------
                                    DECEMBER 31, 1995   DECEMBER 31,1994        JUNE 30, 1995   JUNE 30, 1994
                                    ------------------  -----------------       --------------  -------------
REVENUES...........................        $2,635,775         $3,333,156           $2,894,882      $3,333,156

COST OF LABORATORY SERVICES........         1,864,437          2,165,324            1,960,512       2,165,324
                                           ----------         ----------           ----------      ----------

  Gross profit.....................           771,338          1,167,832              934,370       1,167,832
                                           ----------         ----------           ----------      ----------

OPERATING EXPENSES:
  General and administrative.......           839,389          1,224,748            1,048,910       1,224,748
  Depreciation and amortization....            60,424             79,076               75,320          79,076
                                           ----------         ----------           ----------      ----------

    Total operating expenses.......           899,813          1,303,823            1,124,229       1,303,823
                                           ----------         ----------           ----------      ----------

    Loss from operations...........          (128,475)          (135,992)            (189,860)       (135,992)
                                           ----------         ----------           ----------      ----------

OTHER INCOME (EXPENSE):
  Interest expense.................           (44,042)           (36,394)             (43,898)        (36,394)
  Interest income..................                --                 --                   60              --
  Other income.....................            15,150             15,059               14,860          15,059
                                           ----------         ----------           ----------      ----------

    Total other income (expense)...           (28,892)           (21,336)             (28,978)        (21,336)
                                           ----------         ----------           ----------      ----------

    Loss before income taxes.......          (157,367)          (157,327)            (218,838)       (157,327)

INCOME TAX EXPENSE (BENEFIT).......                --            (11,615)             (14,188)        (11,615)
                                           ----------         ----------           ----------      ----------

    Loss income before change
        in accounting principle....          (157,367)          (145,712)            (204,652)       (145,712)

CHANGE IN ACCOUNTING PRINCIPLE.....                --            (19,245)                  --         (19,245)
                                           ----------         ----------           ----------      ----------

    Net Loss.......................        $ (157,367)        $ (126,467)          $ (204,652)     $ (126,467)
                                           ==========         ==========           ==========      ==========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                 NATIONAL PSYCHOPHARMACOLOGY LABORATORY, INC.

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


1.  GENERAL
    -------

       The financial statements included in this report have been prepared by National Psychopharmacology Laboratory, Inc. (the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission for interim reporting and include all adjustments which are, in the opinion of management, necessary for a fair presentation. These financial statements have not been audited by an independent accountant. The consolidated balance sheet at June 30, 1995, has been derived from the audited balance sheet of the Company.

       Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations for interim reporting. The Company believes that the disclosures are adequate to make the information presented not misleading. However, these financial statements should be read in conjunction with the audited financial statements and notes thereto of the Company included in this Report. The financial data for the interim periods presented may not necessarily reflect the results to be expected for the full year.

2.  SUBSEQUENT EVENT - LSAI ACQUISITION
    -----------------------------------

       On January 2, 1996, Laboratory Specialists of America, Inc. ("LSAI") acquired all of the issued and outstanding capital stock (the "Stock") of the Company, and purchased goodwill (the "Goodwill"), pursuant to a Stock Purchase Agreement dated January 1, 1996 (the "Purchase Agreement"), and the Company became a wholly-owned subsidiary of LSAI (the "Acquisition"). The Company is engaged in forensic drug testing (urine drug screening with chain of custody) and clinical testing and analysis.

       Pursuant to the Purchase Agreement, (i) LSAI agreed to pay $1,513,000 for the Stock (the "Stock Purchase Price") of which $800,000 was paid at closing to the shareholders of the Company (the "Shareholders"), two unsecured promissory notes (the "Promissory Notes"), in the aggregate principal amount of $638,000, were issued and delivered to the Shareholders, and NPLI conveyed to the Shareholders (pursuant to a certain Bill of Sale and Assignment of Leases) an office building and NPLI's leasehold interest in the real property on which the office building is located and affixed at an agreed market value of $75,000, and
       (ii) LSAI agreed to pay $140,000 for the Goodwill, payable in 24 monthly installments commencing on February 1, 1996.

       The aggregate principal amount of the Promissory Notes is subject to adjustment (increase or decrease) in the event (i) stockholders' equity of the Company (determined in accordance with generally accepted accounting principles as of September 30, 1995, increases or decreases as reflected on the balance sheet of the Company as of December 31, 1995, (the "Net Worth Adjustment") and/or (ii) revenues from forensic testing (employee urine drug screens that have a chain of custody) ("Testing Revenues") are greater or less than $1,700,000 during the 12 months ending on January 2, 1997, determined in accordance with generally accepted accounting principles (the "Testing Revenues Adjustment"). In the event the aggregate principal amount of the Promissory Notes is decreased as a result of the Testing Revenues Adjustment, on the date of such adjustment, LSAI will be required to issue and deliver to the Shareholders, such number of shares of common stock, $.001 par value per share, of LSAI ("Contingent Shares") that have, in the aggregate, a value equal to the Testing Revenues Adjustment. For purposes of determining the number of Contingent Shares, the value of each Contingent Share to be issued and delivered will be equal to average bid and asked prices for the 30 trading days ending on January 2, 1997, of LSAI's common stock. The Promissory Notes require payment of interest only during the initial six months and interest and principal during the remaining

       30 months of their terms. The Promissory Notes bear interest at the rate of seven percent per annum on their outstanding principal amounts and require quarterly payments of interest ($5,582.50 during each of the initial two quarters), and principal and interest ($35,050.23 during each of the subsequent 10 quarters) with the final quarterly installment becoming due and payable on January 2, 1999. Effective January 2, 1996, the aggregate principal amount of the Promissory Notes was reduced to $510,000 in accordance with the Net Worth Adjustment.

       Furthermore, pursuant to the Purchase Agreement, (i) LSAI paid certain Shareholder loans in the aggregate amount of $275,000 and (ii) entered into a certain First Amendment of Lease Agreement with DJ Associates, a general partnership of which the Shareholders are the general partners, and pursuant to which LSAI and the Company leased certain office and laboratory facilities for a term of six months and agreed to pay monthly rent of $3,000.

       LSAI (i) consolidated and assimilated the forensic drug testing operations of the Company with those of LSAI and (ii) has continued the clinical testing and analysis operations of the Company and retained the clinical personnel to maintain the Company's market share of clinical testing services.

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARY
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                             DECEMBER 31, 1995                     (PAGE 1 OF 2)


                                                    LABORATORY
                                                  SPECIALISTS OF       NATIONAL
                                                  AMERICA, INC.   PSYCHOPHARMACOLOGY
                                                  --------------   LABORATORY, INC.
                                                   DECEMBER 31,   ------------------     PRO FORMA      PRO FORMA
                                                       1995       DECEMBER 31, 1995     ADJUSTMENTS      COMBINED
                                                  --------------  ------------------    -----------     ----------
                                                                                           (NOTE 2)

            ASSETS
            ------
CURRENT ASSETS:
   Cash and cash equivalents........................  $2,411,051          $   52,403    $(1,589,365)(a) $  438,006
                                                                                           (435,084)(b)
   Accounts receivable, net of allowances
      of $91,546 and $133,000, respectively.........   1,096,477             752,275       (117,000)(c)  1,731,750
   Income tax refund receivable.....................     131,626              19,228             --        150,854
   Inventories......................................      87,542              55,794             --        143,336
   Prepaid expenses and other.......................     115,491              56,878             --        172,369
  Deferred tax......................................          --              14,297             --         14,297
                                                      ----------          ----------   ------------     ----------

               Total current assets.................   3,842,187             950,875     (2,141,449)     2,650,612
                                                      ----------          ----------   ------------     ----------

PROPERTY, PLANT AND EQUIPMENT,......................                                     (1,542,139)(c)
   net of accumulated depreciation of $899,559......                                      1,196,272 (c)
   and $1,196,272, respectively.....................     830,660             395,867        105,000 (d)    985,660
                                                      ----------          ----------   ------------     ----------

OTHER ASSETS:
   Goodwill, net of accumulated amortization........                                      1,784,209 (c)
       of $69,104...................................   1,539,045                  --       (155,877)(e)  3,167,377
   Customer list, net of accumulated................
       amortization of $77,783......................   1,001,707                  --      2,000,000 (e)  3,001,707
   Deferred costs...................................     105,437                  --             --        105,437
  Computer software, net of accumulated.............                                        (25,787)(c)
      amortization of $20,083.......................          --               5,704         20,083 (c)         --
                                                      ----------          ----------   ------------     ----------

               Total other assets...................   2,646,189               5,704      3,622,628      6,274,521
                                                      ----------          ----------   ------------     ----------

               Total assets.........................  $7,319,036          $1,352,446     $1,239,312     $9,910,794
                                                      ==========          ==========   ============     ==========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARY
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                             DECEMBER 31, 1995                     (PAGE 2 OF 2)

                                                         LABORATORY
                                                       SPECIALISTS OF       NATIONAL
                                                        AMERICA, INC.   PSYCHOPHARMACOLOGY
                                                       --------------    LABORATORY, INC.
                                                        DECEMBER 31,    -----------------     PRO FORMA       PRO FORMA
                                                            1995        DECEMBER 31, 1995    ADJUSTMENTS      COMBINED
                                                       --------------   -----------------   ------------     ----------
                                                                                              (NOTE 2)
            LIABILITIES AND STOCKHOLDERS' EQUITY
            ------------------------------------
CURRENT LIABILITIES:
    Accounts payable.................................     $  446,223          $  636,060     $       --      $1,082,283
    Accrued payroll expenses.........................        215,308             144,535             --         359,843
    Other accrued expenses...........................         51,838              12,054        540,000 (c)     603,892
    Accrued interest.................................             --              25,869        (25,869)(c)          --
    Current portion of long-term debt................             --             175,692        182,073 (c)     357,765
    Note payable-line of credit......................             --             374,960       (374,960)(a)          --
    Notes payable-shareholders.......................             --             275,000       (275,000)(a)          --
    Due to related company...........................             --               4,355         (4,355)(a)          --

               Total current liabilities.............        713,369           1,648,525      1,098,637       2,403,782
                                                          ----------          ----------   ------------      ----------

                                                                                               (136,049)(a)
                                                                                                397,927 (c)
LONG-TERM DEBT, net of current portion...............        353,123              41,131         70,000 (c)     726,132
                                                          ----------              ------   ------------      ----------

DEFERRED TAX LIABILITY...............................         40,958              14,297      1,000,000 (c)   1,056,255
                                                          ----------          ----------   ------------      ----------

              Total liabilities......................      1,107,450           1,703,953      1,373,766       4,185,169
                                                          ----------          ----------   ------------      ----------

STOCKHOLDERS' EQUITY:
    Common stock.....................................          3,298               8,000         (8,000)(c)       3,298
    Paid in capital in excess of par, common stock...      5,341,667                  --             --       5,341,667
                                                                                               (435,084)(b)
                                                                                                359,507 (c)
                                                                                                105,000 (d)
    Retained earnings................................        886,621            (359,507)      (155,877)(e)     380,660
                                                          ----------           ---------   ------------       ---------

               Total stockholders' equity............      6,211,586            (351,507)      (134,454)      5,725,625
                                                          ----------          ----------   ------------      ----------

               Total liabilities and
                   stockholders' equity..............     $7,319,036          $1,352,446     $1,239,312      $9,910,794
                                                          ==========          ==========   ============      ==========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARY
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                                              LABORATORY
                                            SPECIALISTS OF
                                             AMERICA, INC.        NATIONAL
                                            ---------------  PSYCHOPHARMACOLOGY
                                                FOR THE       LABORATORY, INC.
                                              YEAR ENDED     -------------------
                                             DECEMBER 31,    FOR THE YEAR ENDED       PRO FORMA       PRO FORMA
                                                 1995         DECEMBER 31, 1995      ADJUSTMENTS      COMBINED
                                            ---------------  -------------------  -----------------   ----------
                                                                                       (NOTE 2)
REVENUES.....................................   $6,925,716           $5,497,492     $(3,797,492)(f)   $8,625,716

COST OF LABORATORY SERVICES..................    3,246,470            3,794,781      (2,995,781)(g)    4,045,470
                                                ----------           ----------   -------------       ----------

    Gross profit.............................    3,679,246            1,702,711        (801,711)       4,580,246
                                                ----------           ----------   -------------       ----------

OPERATING EXPENSES:
    Selling..................................      561,470                   --          65,000 (h)      626,470
    General and administrative...............    2,157,410            1,780,745      (1,525,745)(i)    3,863,155
                                                                                       (105,000)(d)
    Depreciation and amortization............      232,535              135,178         155,877 (e)      418,590
                                                ----------           ----------   -------------       ----------

        Total operating expenses.............    2,951,415            1,915,923      (1,409,868)       3,457,470
                                                ----------           ----------   -------------       ----------

        Income from operations...............      727,831             (213,212)        608,157        1,122,776
                                                ----------           ----------   -------------       ----------

OTHER INCOME (EXPENSE):
    Interest expense.........................      (29,651)             (90,763)         50,000 (j)      (70,414)
    Interest income..........................      126,939                  120         (63,000)(k)       64,059
    Other income.............................      323,846               30,000         (30,000)(l)      323,846
                                                ----------           ----------   -------------       ----------

        Total other income (expense).........      421,134              (60,643)        (34,000)         317,491
                                                ----------           ----------   -------------       ----------

        Income before income taxes...........    1,148,965             (273,855)        565,157        1,440,267

INCOME TAX EXPENSE (BENEFIT).................      474,405              (28,371)       (130,073)(m)      576,107
                                                ----------           ----------   -------------      ----------

        Net income...........................      674,560             (245,484)        435,084          864,160

DIVIDENDS ON PREFERRED STOCK.................       13,344                   --              --           13,344
                                                ----------           ----------   -------------       ----------

        Net income available for
            common stockholders..............   $  661,216           $ (245,484)    $   435,084       $  850,816
                                                ==========           ==========   =============       ==========

Weighted average number of common shares
    outstanding..............................    3,301,582                                             3,301,582
                                                ==========                                            ==========

Net income per common stock share............         $.20                                                  $.26
                                                ==========                                            ==========

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARY

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

1.  BASIS FOR PRESENTATION:

    The pro forma balance sheet and statement of income present the pro forma effects of the acquisition on January 2, 1996, by Laboratory Specialists of America, Inc. (the "Company") of the issued and outstanding capital stock (the "NPLI Stock") of National Psychopharmacology Laboratory, Inc., a Tennessee corporation ("NPLI"), and the purchase of goodwill (the "NPLI Goodwill") pursuant to a Stock Purchase Agreement (the "Purchase Agreement") dated January 1, 1996 (the "NPLI Acquisition"). The NPLI Acquisition was accounted for under the purchase method of accounting, and, as a result of this acquisition, NPLI became a wholly-owned subsidiary of the Company. NPLI is engaged in forensic drug testing (urine drug screening with chain of custody) and clinical testing and analysis.

    Pursuant to the Purchase Agreement, (i) the Company agreed to pay $1,513,000 for the NPLI Stock (the "NPLI Stock Purchase Price") of which $800,000 was paid at closing to the shareholders of NPLI (the "NPLI Shareholders"), two unsecured promissory notes (the "Promissory Notes"), in the aggregate principal amount of $638,000, were issued and delivered to the NPLI shareholders, and NPLI conveyed to the NPLI shareholders (pursuant to a certain Bill of Sale and Assignment of Leases) an office building and NPLI's leasehold interest in the real property on which the office building is located and affixed at an agreed market value of $75,000, and (ii) the Company agreed to pay $140,000 for the NPLI Goodwill, payable in 24 monthly installments commencing on February 1, 1996.

    The aggregate principal amount of the Promissory Notes is subject to adjustment (increase or decrease) in the event (i) stockholders' equity of NPLI (determined in accordance with generally accepted accounting principles as of September 30, 1995, increases or decreases as reflected on the balance sheet of NPLI as of December 31, 1995, (the "Net Worth Adjustment") and/or
    (ii) revenues from forensic testing (employee urine drug screens that have a chain of custody) ("Testing Revenues") are greater or less than $1,700,000 during the 12 months ending on January 2, 1997, determined in accordance with generally accepted accounting principles (the "Testing Revenues Adjustment"). In the event the aggregate principal amount of the Promissory Notes is decreased as a result of the Testing Revenues Adjustment, on the date of such adjustment, the Company will be required to issue and deliver to the NPLI shareholders, such number of shares of common stock, $.001 par value per share, of the Company ("Contingent Shares") that have, in the aggregate, a value equal to the Testing Revenues Adjustment. For purposes of determining the number of Contingent Shares, the value of each Contingent Share to be issued and delivered will be equal to average bid and asked prices for the 30 trading days ending on January 2, 1997, of the Company's common stock. The Promissory Notes require payment of interest only during the initial six months and interest and principal during the remaining 30 months of their terms. The Promissory Notes bear interest at the rate of seven percent per annum on their outstanding principal amounts and require quarterly payments of interest ($5,582.50 during each of the initial two quarters), and principal and interest ($35,050.23 during each of the subsequent 10 quarters) with the final quarterly installment becoming due and payable on January 2, 1999. Effective January 2, 1996, the aggregate principal amount of the Promissory Notes was reduced to $510,000 in accordance with the Net Worth Adjustment.

    Furthermore, pursuant to the Purchase Agreement, (i) the Company paid certain NPLI shareholder loans in the aggregate amount of $275,000, (ii) entered into a certain First Amendment of Lease Agreement with DJ Associates, a general partnership of which the NPLI shareholders are the general partners, and pursuant to which the Company and NPLI leased certain office and laboratory facilities for a term of six months and agreed to pay monthly rent of $3,000, and (iii) entered into a certain Registration Rights Agreement with each of the NPLI shareholders, pursuant to which the Company, at its expense, agreed to include the Contingent Shares, if issued and delivered pursuant to the Purchase Agreement, in a registration statement filed by the Company for the registration of its common stock under the Securities Act of 1933, as amended, subject to certain conditions.

    The Company (i) consolidated and assimilated the forensic drug testing operations of NPLI with those of the Company and (ii) has continued the clinical testing and analysis operations of NPLI and retained the clinical personnel to maintain NPLI's market share of clinical testing services.

    In connection with the purchase of the NPLI Stock, substantially all of the purchase price of the NPLI Stock ($1,385,000, as adjusted for the Net Worth Adjustment) was recorded as intangible assets (goodwill and customer list) which will be amortized on a straight-line basis over the estimated period that the Company will be benefitted by the purchase of NPLI and its assets. The carrying value and recoverability of such intangible assets will be periodically reviewed by management of the Company. If the facts and circumstances suggest that such intangible assets may be impaired, the carrying value of such assets will be adjusted which will result in an immediate charge against income during the period of adjustment an/or the length of the remaining amortization period may be shortened which will result in an increase in the amount of amortization during the period of adjustment and each period thereafter until fully amortized. Once adjusted, there can be no assurance that there will not be further adjustments for impairment and recoverability in future periods of such intangible assets. Of the various factors to be considered by management of the Company in determining impairment of such intangible assets, the most significant will be (i) the loss of all or a portion of the customer base of NPLI, (ii) losses from operations, (iii) developments within the drug and clinical testing industry, including the Company's inability to maintain NPLI market share, development of forensic and clinical testing technologies, imposition of additional regulatory and certification requirements, and (iv) loss or suspension for an extended period of laboratory certification. In the event management of the Company determines that such intangible assets have become impaired, the adjustments for impairment and recoverability may occur during a period of operations in which the Company has sustained losses or has only marginal profitability from operations, and the impairment and/or increased amortization amount will either increase such losses from operations or reduce profitability.

    The accompanying unaudited pro forma financial statements are presented assuming the NPLI Acquisition occurred or was consummated as of December 31, 1995, the date of the balance sheet, or on January 1, 1995, the first day of the year ended December 31, 1995, the period presented. The historical information presented for the Company as of and for the year ended December 31, 1995, is derived from the audited financial statements of the Company as of such date and for such period. The historical information presented for NPLI as of December 31, 1995, is derived from the unaudited financial statements of NPLI as of such date. The historical information presented for NPLI for the year ended December 31, 1995, is derived in part from the audited statement of operations of NPLI for the year ended June 30, 1995, and from the unaudited statement of operations of NPLI for the six months ended December 31, 1995. The clinical operations of NPLI have been eliminated through the adjustments to the pro forma consolidated statement of income to give effect to discontinuance of the clinical operations during the year ended December 31, 1995. The Company anticipates recording a loss of $1.6 to $2.1 million in the fourth quarter of 1996 as a result of the discontinuance of the clinical operations of NPLI. This loss has not be reflected in the accompanying pro forma financial statements.

    The pro forma financial information presented in the unaudited pro forma financial statements is not necessarily indicative of the financial position or results of operations that would have been achieved had the operations been those of a single consolidated corporate entity. The results of operations presented in the unaudited pro forma statement of operations are not necessarily indicative of the consolidated results of future operations of the Company following consummation of the NPLI Acquisition.

2.  ADJUSTMENTS:

    The accompanying unaudited pro forma consolidated financial statements have been adjusted to record and give effect to the NPLI Acquisition as follows:

    (a) The $1,589,365 reduction in cash and cash equivalents due to the $800,000 payment of the purchase of the NPLI Stock and the $789,365 reduction of NPLI indebtedness at closing of the NPLI Acquisition;

    (b) The $435,084 reduction in cash and cash equivalents to reflect use of cash and cash equivalents in operations for the year ended December 31, 1995;

    (c) The purchase of the NPLI Stock and NPLI Goodwill and reflect the carrying value of NPLI assets and liabilities as followings:

        (i) the $117,000 increase in the allowance for collectability of accounts receivable;

        (ii) the reduction of NPLI property, plant and equipment by $1,542,139 to $50,000 and to give effect to sale of certain real property and improvements, and elimination of accumulated depreciation of $1,196,272;

        (iii) the write-off of computer software and the accumulated amortization;

        (iv) the $25,869 elimination of accrued interest paid at closing of the NPLI Acquisition;

        (v) the $540,000 increase in other accrued liabilities which include reagent supply, lease buyout, transaction costs, employee severance and acquitance costs;

        (vi) the $182,073 increase in current portion of long-term liabilities and the increase of $397,927 in long-term liabilities evidenced by the Promissory Notes and the $70,000 long-term portion of the liability for payment of the purchase price of the NPLI Goodwill;

        (vii) the addition to deferred tax liability of $1,000,000;

        (viii) the $8,000 elimination of NPLI common stock; and

        (ix) the $359,507 elimination of the deficit retain earnings of NPLI;

    (d) The $105,000 reduction in depreciation due to the write-down of the carrying value of NPLI property, plant and equipment;

    (e) The recording of additional goodwill of $1,784,209 and customer list of $2,000,000 acquired and amortization of such goodwill and customer lists over 20 and 15 years, respectively, and the amortization of the additional goodwill and customer list of $155,877;

    (f) The reduction of $3,797,492 in NPLI revenues due to the declining clinical testing revenues and the anticipated loss of forensic revenues due to the transition and consolidation of NPLI forensic operations with those of the Company;

    (g) The reduction of $2,995,781 in cost of laboratory services attributable to the reduction in NPLI clinical and forensic revenues;

    (h) The increase of $65,000 in selling expenses due to the addition of a sales representative to maintain the NPLI forensic customer base;

    (i) The reduction of $1,525,745 in overhead attributable to consolidation of the NPLI forensic testing operations with those of the Company;

    (j) The reduction of $50,000 in interest expense due to the reduction in NPLI indebtedness paid at closing;

    (k) The reduction of $63,000 in interest income due to the reduction in cash and cash equivalents available for investment;

    (l) The elimination of other income of $30,000 representing rental income from certain real property owned by NPLI and sold to the NPLI shareholders at closing; and

    (m) The increase of $130,073 in income taxes at the effective combined federal and state statutory rates applicable during the period presented.

3.  GOODWILL AND CUSTOMER LIST:

Goodwill and the customer list acquired in connection with the NPLI Acquisition will be amortized on a straight-line basis over 20 and 15 years, respectively. The Company will continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of goodwill and the customer list may warrant revision or that the remaining unamortized balance of goodwill or the customer list may not be recoverable. When factors, such as operating losses, loss of customers, loss or suspension for an extended period of laboratory certification, or changes in the forensic drug testing industry, if present, indicate that goodwill or the customer list should be evaluated for possible impairment, the Company will use an estimate of the related undiscounted net income over the remaining life of the goodwill or the customer list in measuring whether the goodwill and the customer list is recoverable. Although management believes that goodwill and the customer list will be recoverable over the respective remaining amortization periods, it is possible, due to a change in circumstances, that the carrying value of goodwill and the customer list could become impaired in the future. Such impairment could have a material effect on the results of operations in a particular reporting period.

4.   EARNINGS PER COMMON SHARE:

Pro forma income per common share has been computed based upon the weighted average number of common shares outstanding during the year ended December 31, 1995. Outstanding warrants are not included in the weighted average shares outstanding for the period because their effect on earnings per share calculation is anti-dilutive.

                               INDEX TO EXHIBITS



   EXHIBIT
   NUMBER                               EXHIBIT
   -------                              -------

     2.1 -Stock Purchase Agreement between Registrant, National Psychopharmacology Laboratory, Inc., Haroutune K. Dekirmenjian, PhD. and Kenneth O. Jobson, M.D., dated January 1, 1996.

     2.2 -Registration Rights Agreement between Registrant and Haroutune K. Dekirmenjian, PhD, dated January 2, 1996.

     2.3 -Registration Rights Agreement between Registrant and Kenneth O. Jobson, M.D., dated January 2, 1996.

     23                 -Consent of Independent Accountants